SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934




Date of Report:  March 14, 1997



                        INTERNEURON PHARMACEUTICALS, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                 (State of other jurisdiction of incorporation)


          0-18728                                          043047911
(Commission File Number)                       (IRS Employer Identification No.)


One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts       02173
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444





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Item 5.           Other Events

         Progenitor, Inc. ("Progenitor"), a majority-owned subsidiary of Interneuron Pharmaceuticals, Inc. (the "Registrant"), today filed with the Securities and Exchange Commission ("SEC") an amendment to its registration statement on Form S-1 relating to a proposed initial public offering ("IPO") by Progenitor of 2,750,000 shares of Progenitor's Common Stock. Progenitor has granted the underwriters an option to purchase 412,500 additional shares from Progenitor to cover over-allotments, if any. It is anticipated that the initial public offering price will be between $10 and $12 per share. Concurrently with the closing of the IPO and pursuant to a stock purchase agreement and related license agreement, Progenitor will sell to Amgen Inc. an additional $5.5 million of Progenitor Common Stock at the initial public offering price for $4.5 million in cash and a $1 million promissory note.

         Lehman Brothers and Genesis Merchant Group Securities will manage the IPO.

         Progenitor also filed with the SEC a registration statement on Form S-4 relating to the acquisition of Mercator Genetics, Inc. ("Mercator"). Pursuant to a previously disclosed agreement, Progenitor agreed to acquire Mercator upon the closing of an IPO in exchange for up to $22 million in Progenitor Common Stock and the assumption of Mercator liabilities. Based on the proposed terms of the IPO and the Mercator acquisition, the Registrant would own approximately 43% of Progenitor's outstanding Common Stock, without giving effect to any exercise of the over-allotment option or any other options or warrants. The percentage of Progenitor Common Stock to be owned by the Registrant will depend upon several factors, including the number of shares issued by Progenitor in connection with the Mercator acquisition, the timing of the IPO, the IPO price and the amount of Progenitor's outstanding indebtedness to the Registrant converted into Common Stock at the time of the IPO.

         In connection with the Mercator acquisition, Progenitor will incur non-recurring charges to operations currently estimated to aggregate approximately $30 million, a portion of which will be non-cash charges related to the purchase of in-process research and development and a portion of which relate to advances to Mercator under a line of credit provided by Progenitor (and funded by the Registrant). The estimated charges are preliminary estimates and subject to increase based on several factors, including the timing of the transaction and unanticipated costs. The Registrant will record a portion of these charges based on its ownership interest in Progenitor.

         Progenitor is engaged in the discovery and functional characterization of genes, receptors and related proteins to identify targets for the development of new pharmaceuticals and has identified several therapeutic targets, including the B219 leptin receptor for which Progenitor has received two notices of allowance from the United States Patent and Trademark Office.

         Registration statements relating to Progenitor's securities have been filed with the Securities and Exchange Commission but have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement



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becomes  effective.  This report  shall not  constitute  an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         This report contains certain forward-looking statements which involve a number of risks and uncertainties as set forth under "Risk Factors" and elsewhere in the Registrant's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 and in Progenitor's registration statements referred to above, including, in addition, to the factors discussed above, the risk that the Mercator acquisition and the IPO are not completed.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INTERNEURON PHARMACEUTICALS INC.



                                     By:  /s/ Thomas F. Farb
                                         -------------------------------
                                           Thomas F. Farb,
                                           Executive Vice President - Finance
                                           Chief Financial Officer

Dated:  March 14, 1997




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